EXHIBIT 4.2

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

          AMENDMENT NO.2, dated as of August 26, 2002 (this “Amendment”), to and under the Five-Year Credit Agreement, dated as of September 19, 2001, among Toys “R” Us, Inc., the Lenders party thereto, Citibank, N.A. and J.P. Morgan Chase, as Co-Syndication Agents, Credit Suisse First Boston, Cayman Islands Branch, Wachovia Bank, National Association, and Societe Generale, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented, or otherwise modified, the “Five-Year Credit Agreement”).

RECITALS

A.		Capitalized terms used herein that are defined in the Five-Year Credit Agreement shall have the same meanings as therein defined.

B.		The parties desire to amend the Five-Year Credit Agreement to the extent set forth herein subject to the terms and conditions hereof.

          Accordingly, in consideration of the terms and considerations hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

	1.	Section 2.19 of the Five-Year Credit Agreement is hereby amended by amending and restating in its entirety the first sentence thereof to read as follows:

The Borrower may, by written notice to the Administrative Agent, executed by the Borrower and one or more financial institutions, which may include one or more existing Lenders (each such financial institution being called a “Prospective Lender”), cause Commitments to be extended by the Prospective Lenders (or cause the Commitments of the Prospective Lenders to be increase, as the case may be), in an amount for each Prospective Lender set forth in such notice, provided, however, that (a) immediately after giving effect to each such extension or increase, the sum of the aggregate amount of all such extensions and increases shall in no event exceed $52,000,000, (b) each such extension or increase shall be in an aggregate amount that is not less that $10,000,000, (c) the Commitments shall in no event be extended or increased under this Section on more than four (4) occasions, (d) each Prospective Lender, if not already a lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (e) each Prospective Lender, if not already a Lender hereunder, shall become a party to this agreement by completing and delivering to the Administrative Agent a duly executed Accession Agreement.

	2.	This Amendment shall not be effective until such time as the Administrative Agent (or its counsel) shall have received:

(a)

      from each of the Borrower, the Guarantor and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment;

(b)

      a certificate, dated the date hereof, of the Secreatary or an Assistant Secretary of each of the Borrower and the Guarantor, (i) attaching a true and complete copy of the resolutions of its Board of Directors, dated June 6, 2001, with respect to the Credit Agreement and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents and (iii) attesting as to the incumbency of each of its officers executing this Amendment, including therein a signature specimen of each such officer; and

		(c)	all fees and other amounts due and payable on or prior to the effectiveness of this Amendment.

Notwithstanding anything to the contrary herein, no extension or increase pursuant to Section 2.19 of the Credit Agreement shall be permitted to the extent that, immediately after giving effect thereto, the sum of the total Commitments plus the total commitments to extend credit pursuant to the 364-Day Credit Agreement shall exceed $1,000,000,000, unless and until the Administrative Agent (or its counsel) shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, or the Secretary or an Assistant Secretary of each of the Borrower and the Guarantor, (A) attaching a true and complete copy of the resolutions (or excerpts thereof) of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize such extension or increase and the transactions contemplated thereby, (B) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents and (C) attesting to the incumbency of each of its officers executing this Amendment, including therein a signature specimen of each such officer.

3.

Each of the Borrower and the Guarantor hereby (a) reaffirms and admits the validity and enforceability of each Loan Document, as amended hereby, to which it is a party and its obligations thereunder, and agrees and admits that it has no defense to or offset against any such obligation, and (b) represents and warrants that, as of the date hereof, (i) it is in compliance with all of the terms, covenants and conditions of each Loan Document, as amended hereby, to which it is a party, (ii) there exists no Default or Event of Default and (iii) the representations and warranties made by it in the Loan Documents, as amended hereby (other than those contained in Sections 3.4 and 3.11 of the Five-year Credit Agreement), are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof.

4.

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

5.

The Five-Year Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment, consent, waiver, or other modification herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment, consent, waiver, or other modification in respect of any other term or condition of any Loan Document.

	6.		THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES TO FOLLOW]

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TOYS “R” US, INC.

By:
Name:
Title:

CONSENTED AND AGREED TO:

TOYS “R” US – DELAWARE, INC., as Guarantor

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

THE BANK OF NEW YORK, individually and as Administrative Agent

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
CITIBANK, N.A.

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
JPMORGAN CHASE BANK

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
SOCIETE GENERALE

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
BANK ONE, NA (MAIN OFFICE CHICAGO)

By:
Name:
Title:

TOYS “R” US, INC.
AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

CONSENTED AND AGREED TO:
THE FIFTH THIRD BANK

By:
Name:
Title: